                                                                     EXHIBIT 2.4


                                                                  EXECUTION COPY


                          DOBSON CELLULAR SYSTEMS, INC.



       $250,000,000 of 8 3/8% FIRST PRIORITY SENIOR SECURED NOTES DUE 2011

   $250,000,000 of FIRST PRIORITY FLOATING RATE SENIOR SECURED NOTES DUE 2011

                                       and

      $325,000,000 of 9 7/8% SECOND PRIORITY SENIOR SECURED NOTES DUE 2012


                               PURCHASE AGREEMENT

                                                                October 26, 2004


Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.


c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036


Ladies and Gentlemen:

         Dobson Cellular Systems, Inc., an Oklahoma corporation (the "Company"), proposes to issue and sell (the "Offering") to the several Initial Purchasers named in Schedule I hereto (the "Initial Purchasers"), for whom Morgan Stanley & Co. Incorporated (the "Representative") is acting as representative, (i) $250,000,000 in aggregate principal amount of its First Priority Floating Rate Senior Secured Notes due 2011 (the "2011 Floating Rate Notes") pursuant to the terms of an indenture (the "2011 Indenture"), to be dated as of November 8, 2004, among the Company, Dobson Communications Corporation, an Oklahoma corporation and parent of the Company ("Parent"), certain direct or indirect wholly owned Subsidiaries (as such term is defined in Section 13 hereof) of Parent listed in Schedule II hereto (collectively, the "Subsidiary Guarantors" and together with Parent, the "Guarantors") and the Bank of Oklahoma, as trustee (the "2011 Trustee"), (ii) $250,000,000 in aggregate principal amount of its 8 3/8% First Priority Senior Secured Notes due 2011 (the "2011 Fixed Rate Notes" and together with the 2011 Floating Rate Notes, the "2011 Notes" ) pursuant to the terms of the 2011 Indenture and (iii) $325,000,000 in aggregate principal amount of its 9 7/8% Second Priority Senior Secured Notes due 2012 (the "2012 Notes" and together with the 2011 Notes, the "Notes") pursuant to the terms of an indenture (the "2012 Indenture" and together with the 2011 Indenture, the "Indentures"), to be dated as of November 8, 2004, among the Company, the Guarantors and the Bank of New York Midwest Trust Company as trustee (the "2012 Notes Trustee" and together with the 2011 Notes Trustee, the "Trustees"). The obligations of the Company under the 2011 Notes and the 2011 Indenture will be unconditionally guaranteed by the Guarantors pursuant to the terms of the 2011 Indenture (the "2011 Guarantees"). The obligations of the Company under the 2012 Notes and the 2012 Indenture will be unconditionally guaranteed by the Guarantors pursuant to the terms of the 2012 Indenture (the "2012 Guarantees" and together with the 2011 Guarantees, the "Guarantees"). As used herein, the term "Dobson Group" means the Company, Parent, the Subsidiary Guarantors and each other Subsidiary of the Company. Capitalized terms used but not defined herein shall have the meanings specified therefor in the Offering Memorandum (as defined below).

         The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company and the Guarantors have prepared a preliminary offering


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


memorandum, dated October 20, 2004 as supplemented and amended by the supplement dated October 26, 2004 to such preliminary offering memorandum (as so supplemented and amended, the "Preliminary Offering Memorandum") and will prepare a final offering memorandum, to be dated October 26, 2004 (the "Offering Memorandum," and, together with the Preliminary Offering Memorandum, the "Offering Documents"), relating to the Company, the Guarantors, the Notes and the Guarantees. As used herein, the term "Offering Documents" shall include in each case the documents incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein with respect to an Offering Document shall include all documents deemed to be incorporated by reference in the Preliminary Offering Memorandum or Offering Memorandum that are filed subsequent to the date of such Offering Document with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Initial Purchasers may make offers of the Notes and the Guarantees purchased hereunder on the terms set forth in the Offering Documents, as amended or supplemented, solely to (i) persons whom they reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("Qualified Institutional Buyers") and (ii) outside the United States to persons other than U.S. Persons in offshore transactions meeting the requirements of Regulation S under the Securities Act ("Regulation S") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S. The Initial Purchasers represent that they intend initially to offer the Notes and the Guarantees to Eligible Purchasers at the price specified on the cover page of the Offering Memorandum. Thereafter, the offering price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), for so long as such Notes constitute Transfer Restricted Securities (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission under the circumstances set forth therein (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Company's First Priority Floating Rate Senior Secured Notes due 2011, 8 3/8% First Priority Senior Secured Notes due 2011 and 9 7/8% Second Priority Senior Secured Notes due 2012 (the "Exchange Notes") to be offered in exchange for the Notes (such offer to exchange being referred to collectively as the "Exchange Offer") and (ii) if required by the terms of the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Notes, and to use their commercially reasonable efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Guarantees, the Exchange Notes, the Indentures and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents". This is to confirm the agreements concerning the purchase of the Notes and the Guarantees from the Company and the Guarantors by the Initial Purchasers.

         Pursuant to (i) the 2011 Notes Security Agreement to be dated as of the Closing Date (as defined in Section 2 hereof) (the "2011 Notes Security Agreement") entered into by the


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Company and the Guarantors in favor of the Bank of Oklahoma as collateral trustee (in such capacity, the "2011 Notes Collateral Trustee") for the benefit of the holders of the 2011 Notes (the "2011 Creditors"), and (ii) the 2012 Notes Security Agreement to be dated as of the Closing Date (the "2012 Notes Security Agreement" and, together with the 2011 Notes Security Agreement and the Blocked Account Agreement to be dated as of the Closing Date and entered into by the Company, the 2011 Notes Trustee and Bank of America, N.A., the Blocked Account Agreement to be dated as of the Closing Date and entered into by the Company, the 2012 Notes Trustee and Bank of America, N.A., the Blocked Account Agreement to be dated as of the Closing Date and entered into by DOC, the 2011 Notes Trustee and Bank of America, N.A., the Blocked Account Agreement to be dated as of the Closing Date and entered into by DOC, the 2012 Notes Trustee and Bank of America, N.A., the Account Agreement to be dated as of the Closing Date and entered into by the Company, the 2011 Notes Trustee and Deutsche Bank AG New York Branch, the Account Agreement to be dated as of the Closing Date and entered into by the Company, the 2012 Notes Trustee and Deutsche Bank AG New York Branch, the Intellectual Property Security Agreements to be dated as of the Closing Date and entered into by each of DCC and the Company in favor of the 2011 Notes Trustee for the benefit of the holders of the 2011 Notes, the Intellectual Property Security Agreements to be dated as of the Closing Date and entered into by each of Parent and the Company in favor of the 2012 Notes Trustee for the benefit of the holders of the 2012 Notes, the assignments of certain equipment leases to be dated as of the Closing Date and entered into by each of the Company and the Guarantors in favor of the 2011 Notes Trustee for the benefit of the holders of the 2011 Notes and the assignments of certain equipment leases to be dated as of the Closing Date and entered into by each of the Company and the Guarantors in favor of the 2012 Notes Trustee for the benefit of the holders of the 2012 Notes, the "Collateral Documents"), entered into by the Company and the Guarantors in favor of the Bank of New York Midwest Trust Company as collateral trustee (in such capacity, the "2012 Notes Collateral Trustee" and, together with the 2011 Notes Collateral Trustee, the "Collateral Trustees") for the benefit of the holders of the 2012 Notes (the "2012 Creditors" and, together with the 2011 Creditors, the "Secured Parties"),
(x) the 2011 Notes are to be secured by a valid and enforceable perfected first priority security interest in the Primary Collateral and a valid and enforceable perfected second priority security interest in the Other Collateral and (y) the 2012 Notes are to be secured by a valid and enforceable perfected second priority security interest in the Primary Collateral and a valid and enforceable perfected third priority security interest in the Other Collateral (each subject to certain permitted liens and exceptions) in the property so described in the Collateral Documents. On the Closing Date, the Collateral Trustees will enter into an Intercreditor Agreement with an administrative agent under the Company's senior secured revolving credit facility with respect to the Collateral (as such term is defined in the 2011 Notes Security Agreement and the 2012 Notes Security Agreement) securing such credit facility (the "Intercreditor Agreement" and, together with the Collateral Documents, the "Security Documents"). Capitalized terms used but not defined in this paragraph shall have the meanings specified therefor in the Security Documents.

         1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE GUARANTORS. Each of the Company and the Guarantors,jointly and severally, represents and warrants to, and agrees with the Initial Purchasers that, as of the date hereof:

         (a) Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes and the Guarantees to the Initial Purchasers and to each Eligible Purchaser in the manner contemplated by this Agreement and the Offering Documents to register the Notes and the Guarantees under the Securities Act or, until such time as the Exchange Notes are issued pursuant to an effective registration statement, to qualify the Indentures under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

         (b) Neither the Company, any Guarantor nor any affiliate (as such term is defined in Rule 501(b) of Regulation D under the Securities Act (each, an "Affiliate")) of the Company or any Guarantor has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security (as defined in the Securities Act) which is or would be integrated with the sale of the Notes and the Guarantees in a manner that would require the Notes or the Guarantees to be registered under the Securities Act. None of the Company, any Guarantor, nor any of their respective Affiliates, or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Notes and Guarantees, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Notes and Guarantees sold in reliance upon Regulation S,
(i) none of the Company, the Guarantors and their respective Affiliates or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Guarantors and their respective Affiliates and any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

         (c) The Notes and the Guarantees will, when issued, satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

         (d) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Offering Documents complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Offering Memorandum as of its date did not, and the Offering Memorandum at the date hereof, does not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(d) do not apply to statements or omissions in the Offering Documents based upon information furnished to the Company or the Guarantors in writing by or on behalf of the Initial Purchasers expressly for use therein. No order preventing the use of any of the Offering Documents, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act or any state securities or blue sky laws has been issued.

         (e) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

         (f) Each of the Registration Rights Agreement and the Security Documents has been duly authorized by the Company and the Guarantors and when duly executed and delivered by the Company and the Guarantors (and assuming due execution and delivery by the parties hereto and thereto), will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, except where (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and
(iii) rights to indemnity and contribution thereunder may be limited by applicable law and public policy. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission, under the circumstances set forth therein, (i) an Exchange Offer Registration Statement and (ii) to the extent required by the Registration Rights Agreement, a Shelf Registration Statement, and in each case, to use their commercially reasonable efforts to cause such registration statements to be declared effective by the dates specified in the Registration Rights Agreement.

         (g) The Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the applicable Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the applicable Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the applicable Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the applicable Indenture, and issued against surrender of the Notes as contemplated by the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the applicable Indenture.

         (h) The Guarantees have been duly authorized by each of the Guarantors and, when executed and delivered by each Guarantor, will be valid and binding obligations of such Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the 2011 Indenture and the 2012 Indenture (as the case may be) and the Registration Rights Agreement.

         (i) Each Indenture has been duly authorized by the Company and the Guarantors and, when duly executed by the proper officers of the Company and the Guarantors (assuming due execution and delivery by the Trustees) and delivered by the Company and the Guarantors, will constitute a valid and binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); no qualification of the Indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is required in connection with the rules and regulations of the Commission, and each Indenture, when executed and delivered, will conform in all material respects to the description thereof contained in the Offering Memorandum.

         (j) The Notes, the Exchange Notes, the Guarantees and the Indentures will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

         (k) The Security Documents have been duly authorized by the Company and each Guarantor and when duly executed and delivered by the Company and each Guarantor, will create a valid and enforceable security interest in the Collateral in favor of the Collateral Trustees for the benefit of the Secured Parties.

         (l) The Company and the Guarantors have sufficient rights in the Collateral to grant the security interests contemplated by the Collateral Documents, free and clear of any Liens (as defined below) claim, option or right of others, other than Permitted Liens (as defined below). No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Company and the Guarantors or any trade name of the Company and the Guarantors as debtors is on file in any recording office, except such as may have been filed pursuant to the Company's senior secured revolving credit facility (the "Existing Credit Facility"), the Collateral Documents, as described in the Intercreditor Agreement and with respect to Permitted Liens.

         (m) (i) The execution and delivery by the Company and each Guarantor of, and the performance by the Company and each Guarantor of its respective obligations under, this Agreement, the Indentures, the Registration Rights Agreement, the Notes (in the case of the Company), the Guarantees (in the case of the Guarantors) and the Security Documents, (ii) the grant by the Company and the Guarantors of the security interests pursuant to the Collateral Documents,
(iii) the perfection of the security interests created under the Collateral Documents (including the first and second priority nature thereof, as the case may be) and (iv) the exercise by each Collateral Trustee of the remedies in respect of the Collateral pursuant to the Collateral Documents, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of Parent or any of its Subsidiaries or any agreement or other instrument binding upon Parent or any of its Subsidiaries (including the Company and any Subsidiary Guarantor) that is material to Parent and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Parent or any of its Subsidiaries, and no consent, approval, authorization or order of, or filing or qualification with, any governmental body or agency is required for the performance by the

Company or each Guarantor of its respective obligations under this Agreement, the Indentures, the Registration Rights Agreement, the Notes (in the case of the Company), the Guarantees (in the case of the Guarantors) or the Security Documents, except (1) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and the Guarantees (2) by federal and state securities laws with respect to the Company's and each Guarantor's obligations under the Registration Rights Agreement, (3) as set forth in the Offering Documents, (4) such other consents and approvals as shall have been obtained on or prior to the date of this Agreement, (5) the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements have been filed and are in full force and effect, and the recordation of an intellectual property security agreement referred to in the Collateral Documents with the U.S. Patent and Trademark Office and the U.S. Copyright Office, which agreement has been duly recorded and is in full force and effect and (6) regulatory approvals required in connection with the granting or perfection of security interests granted by the Company and certain Guarantors.

         (n) KPMG LLP, who have expressed their opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of each of Parent and American Cellular Corporation included or incorporated by reference in the Offering Memorandum, are independent public accountants with respect to each of Parent and American Cellular Corporation within the meaning of Regulation S-X under the Exchange Act.

         (o) The financial statements, together with the related notes, included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of each of Parent and its Subsidiaries and American Cellular Corporation and its Subsidiaries, as the case may be, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions "Summary--Summary Consolidated Financial and Other Data" and "Selected Consolidated Financial Data" fairly present in all material respects the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Offering Memorandum. The pro forma consolidated condensed financial statements of Parent and its Subsidiaries and the related notes thereto incorporated by reference in the Offering Memorandum fairly present in all material respects the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (p) Subsequent to the respective dates as of which information is given in the Offering Documents, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of Parent and each of its Subsidiaries, considered as one entity (any such change is called a "Material Adverse Change") or any development that would reasonably be expected to result in a Material Adverse Change; (ii) other than the Notes and the Guarantees, neither Parent nor any of its Subsidiaries, considered as one entity, have incurred any liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any transaction or agreement not in the ordinary course of business, except for any such liability, obligation, transaction or agreement that would not reasonably be expected to result in a Material Adverse Change; and (iii) there has been no dividend or distribution of any kind declared, paid or made by Parent or, except for dividends paid to Parent or other members of the Dobson Group, any other members of the Dobson Group on any class of capital stock or repurchase or redemption by Parent or any other members of the Dobson Group of any class of capital stock other than accrued but unpaid dividends on preferred stock of Parent outstanding on the date hereof.

         (q) Parent and each Subsidiary has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of their respective jurisdictions of organization, is duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which its respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Change, and each has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to have such power and authority would not reasonably be expected to result in a Material Adverse Change.

         (r) Each of Parent and the Company has an authorized capitalization as set forth in the Offering Memorandum and all of the issued shares of capital stock of Parent have been duly authorized and validly issued, are fully paid and non-assessable and conform, in all material respects, to the description thereof contained in the Offering Memorandum. All of the issued shares of capital stock of each Subsidiary of Parent or the Company that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Parent or the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim (collectively, "Liens"), except for security interests granted pursuant to the Collateral Documents, the amendment (as described in the Offering Memorandum) to the Existing Credit Facility to be entered into on the Closing Date (the "Amended Credit Facility") and the Liens expressly permitted under the Indentures ("Permitted Liens"), and all of membership interests in each member of the Dobson Group that is a limited liability company are owned directly or indirectly by Parent and the Company, free and clear of all Liens, except for Permitted Liens.

         (s) Neither Parent nor any Subsidiary is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which Parent or any Subsidiary, is a party or by which it or any of them may be bound, or to which any of the property or assets of Parent or any Subsidiary, is subject, including the Amended Credit Facility (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Security Documents and the Indentures by the Company and the Guarantors, as the case may be, and the issuance and delivery of the Notes, the Guarantees, or the Exchange Notes, and consummation of the transactions contemplated hereby and thereby and by the Offering Documents have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of Parent or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, or, except for the consent of lenders required to enter into the Amended Credit Facility, require the consent of any other party to, any Existing Instrument, except for Liens under the Amended Credit Facility and except for such conflicts, breaches, Defaults or Liens as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to Parent or any Subsidiary of Parent.

         (t) Except as set forth in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company and the Guarantors, threatened against or affecting Parent or any Subsidiary of Parent which, if determined adversely to Parent or such Subsidiary, could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with employees retained to provide services to Parent or any of its Subsidiaries that could result in a Material Adverse Change exists or, to the knowledge of the Company and the Guarantors, is threatened or imminent.

         (u) Parent and its Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not reasonably expected to result in a Material Adverse Change. Parent and its Subsidiaries have made or performed all filings, recordings and other acts and have paid all required fees and taxes to maintain and protect their ownership interest in their owned Intellectual Property Rights in full force and effect, and to protect and maintain their interest therein except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Parent and its Subsidiaries have used proper statutory notice in connection with their use of each patent, trademark and copyright in the Intellectual Property Rights. Neither Parent nor any Subsidiary has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

         (v) Parent and its Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither Parent nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

         (w) Parent and each Subsidiary have good title to all the properties and assets reflected as owned in the financial statements referred to in paragraph (o) above, in each case free and clear of any Liens (other than Permitted Liens), except as otherwise set forth in the

Offering Memorandum and except as would not reasonably be expected to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by Parent and each Subsidiary are held under valid and enforceable leases, except as would not reasonably be expected to result in a Material Adverse Change.

         (x) Parent and each Subsidiary, as applicable, have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them as reflected on such returns, and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. Parent has made adequate charges, accruals and reserves, if any, in the applicable financial statements referred to in paragraph (o) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of Parent or any of its consolidated Subsidiaries has not been finally determined.

         (y) Neither the Company nor the Guarantors are, and after receipt of payment for the Notes and the Guarantees, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (z) Parent and each Subsidiary is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses.

         (aa) None of Parent or any of its Subsidiary has taken nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of Parent to facilitate the sale or resale of the Notes and the Guarantees.

         (bb) Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company and the Guarantors on a particular date, that on such date (i) the fair market value of the assets of each of the Company and the Guarantors, as applicable, is greater than the total amount of stated liabilities (including identified contingent liabilities) of the Company and the Guarantors, as applicable, (ii) the present fair salable value of the assets of each of the Company and the Guarantors is greater than the amount that will be required to pay the probable liabilities of the Company and the Guarantors, as applicable, on its debts as they become absolute and matured, (iii) each of the Company and the Guarantors is able to realize upon its assets and pay its debts and other liabilities, including identified contingent obligations, as they mature and (iv) the Company and the Guarantors do not have unreasonably small capital.

         (cc) Each of Parent, its Subsidiaries (including the Company and the Subsidiary Guarantors) and their direct and indirect Subsidiaries, maintains a system of accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (dd) Neither Parent nor any Subsidiary has violated any safety or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, except for violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. Parent is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) except for such events that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change; Parent has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which Parent would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and to the knowledge of the Company and the Guarantors, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (ee) Except as otherwise described in the Offering Memorandum: (a) all material licenses and authorizations issued by the Federal Communications Commission ("FCC") and state authorities governing telecommunications matters required for the operation of the business of Parent and its Subsidiaries (the "Licenses"), are in full force and effect; (b) all material fees due and payable to governmental authorities pursuant to the rules governing Licenses have been paid; (c) no event has occurred with respect to the Licenses held by Parent or its Subsidiaries which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation of any Licenses; (d) each of Parent and its Subsidiaries is in compliance in all material respects with the terms of the Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which Parent or any Subsidiary has received notice, nor, to the knowledge of the Company and the Guarantors, is there any proceeding threatened, by any governmental authority, which would reasonably be expected to cause the termination, suspension, cancellation or nonrenewal of any of the Licenses, or the imposition of any penalty or fine (that is material to Parent and its Subsidiaries, taken as a whole) by any regulatory authority; (e) no registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution, delivery and performance of this Agreement, except those referred to in Section 1(m) hereof and except where the failure to have made such notification or to have obtained such consent would not reasonably be expected to result in a Material Adverse Change.

         (ff) As of the date hereof, the conditions to the use of Form S-3 under the Securities Act would be satisfied if the Company filed the registration statement relating to the shelf registration statement as contemplated in the Registration Rights Agreement.

         The Company and the Guarantors understand that the Initial Purchasers and, for purposes of the opinions to be delivered to you pursuant to Section 5 hereof, counsel to the

Company and the Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         2. PURCHASE, SALE AND DELIVERY OF THE NOTES.

         (a) The Notes. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite its name on Schedule I, at a purchase price of 98.375% of the principal amount thereof payable on the Closing Date.

         (b) The Closing Date. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, 10022 (or such other place as may be agreed to by the Company, the Guarantors and the Initial Purchasers) at 9:00 a.m. New York City time, on November 8, 2004 or such other time and date as the Initial Purchasers shall designate by notice to the Company and the Guarantors (the time and date of such closing are called the "Closing Date").

         (c) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to Morgan Stanley & Co. Incorporated for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate.

         (d) Delivery of Offering Memorandum to the Initial Purchasers. Prior to the Closing Date, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities, at such time or times and at such places as the Initial Purchasers shall reasonably request.

         (e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company and the Guarantors that it is a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act and an "accredited investor" within the meaning of Rule 501 under the Securities Act (an "Accredited Investor").

         3. ADDITIONAL COVENANTS. Each of the Company and the Guarantors further covenants and agrees, jointly and severally, with each Initial Purchaser as follows:

         (a) Initial Purchasers' Review of Proposed Amendments and Supplements. Prior to amending or supplementing any Offering Documents, the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and neither the Company nor any Guarantors shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object in writing.

         (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Notes and the Guarantees by the Initial Purchasers with the Eligible Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare, and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with applicable law.

         (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

         (d) Blue Sky Compliance. The Company and the Guarantors shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Notes and the Guarantees for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes and the Guarantees. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company and the Guarantors will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes or the Guarantees for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and the Guarantors shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

         (f) DTC. The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

         (g) Additional Issuer Information. During any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Notes and prospective purchasers of Notes information ("Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A.

         (h) No Integration. Each of the Company and the Guarantors agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes and Guarantees by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Eligible Purchasers or (iii) the resale of the Notes by such Eligible Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

         (i) Legended Notes. Each certificate for a Note will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

         (j) PORTAL(R). The Company will use its best efforts to cause the Notes to be eligible for the PORTAL(R) market.

         (k) No Resales. During the period of two years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to resell any of the Notes that constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

         Morgan Stanley & Co. Incorporated, may, in its discretion, waive in writing the performance by the Company or the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

         4. EXPENSES. The Company and the Guarantors agree to pay (i) the costs incident to the authorization, issuance, sale and delivery of the Notes and the Guarantees and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and distribution of the Offering Documents and any amendments and exhibits thereto; (iii) the costs incident to the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp or transfer taxes in connection with the original issuance and sale of the Notes; (iv) the fees, disbursements and expenses of the Company and the Guarantors and their counsel and accountants; (v) all expenses and listing fees in connection with the application for admission of the Notes for trading in PORTAL(R); (vi) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer; (vii) the fees and expenses of qualifying the Notes and the Guarantees under the securities laws of the several jurisdictions as provided in Section 5(a) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Initial Purchasers); (viii) any fees charged by securities rating services for rating the Notes and the Guarantees; (ix) the fees and expenses of the Trustees and the Trustees' respective counsel in connection with the Indentures, the Guarantees and the Notes; and (x) all other costs and expenses incident to the performance of the obligations of the

Company and the Guarantors under this Agreement; provided that, except as provided in this Section 4 and in Section 6, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes in connection with any resale of the Notes by the Initial Purchasers subsequent to their initial purchase and resale of the Notes and the expenses of advertising any offering of the Notes made by the Initial Purchasers.

         5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their obligations hereunder, and to each of the following additional terms and conditions.

         (a) All of the representations and warranties of the Company and the Guarantors contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company and the Guarantors shall have performed or complied in all material respects with all of the agreements contained herein and required to be performed or complied with by them at or prior to the Closing Date.

         (b) Each of the Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date, from (i) Mayer, Brown, Rowe & Maw LLP, outside counsel for the Company and the Guarantors substantially in the form attached hereto as Exhibit 5(b)(1) and (ii) McAfee & Taft, special counsel for the Company and the Guarantors substantially in the form attached hereto as
Exhibit 5(b)(2).

         (c) Each of the Initial Purchasers shall have received on the Closing Date an opinion from regulatory counsel for the Company and the Guarantors substantially in the form attached hereto as Exhibit 5(c).

         (d) The Initial Purchasers shall have received from Shearman & Sterling LLP, counsel for the Initial Purchasers, such opinion or opinions, dated such Closing Date, with respect to the issuance and sale of the Notes, the Guarantees, the Offering Documents and other related matters as the Initial Purchasers may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (e) On the Closing Date, the Company, the Guarantors, the Collateral Trustees and the other parties thereto shall have executed and delivered each of the Security Documents together with:

                  (A) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the Uniform Commercial Code of all jurisdictions that the Collateral Trustees may deem necessary or desirable in order to protect first and second priority liens and security interests created under the 2011 Notes Security Agreement or second and third priority liens and security interests created under the 2012 Notes Security Agreement; and

                  (B) evidence of the insurance required by the terms of the Collateral Documents.

         (f) On the Closing Date, the Security Documents shall be in full force and effect and the Collateral Trustees for the benefit of the Secured Parties shall have a valid and perfected security interest in respect of the Collateral securing the obligations of the Company under the Indentures and such security interest will not be subject to or subordinated to any Liens other than Permitted Liens.

         (g) On the Closing Date, the two intercompany notes, each dated April 1, 2004, issued for an amount of $298,504,000 and $594,000,000 respectively, by the Company for the benefit of Parent (the "Intercompany Notes") shall have been duly and validly amended in a manner satisfactory to the Initial Purchasers and their counsel in order to provide that (i) such Intercompany Notes be subordinated to the Notes and the Amended Credit Facility in the same manner as such Intercompany Notes were subordinated to the Existing Credit Facility and
(ii) the maturity date of such Intercompany Notes be changed to a date that is the 91st day after the maturity of the 2012 Notes.

         (h) Concurrently with the closing of the Offering, (i) all amounts outstanding under the Existing Credit Facility shall be fully repaid and (ii) the Company, the Guarantors and the lenders named therein shall have entered into the Amended Credit Facility.

         (i) The Notes and the Guarantees shall have been approved for trading in PORTAL(R).

         (j) The Initial Purchasers shall have received from KPMG LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are certified independent public accountants with respect to Parent under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

         (k) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "Initial Letter"), Parent shall have furnished to the Initial Purchasers a letter (the "Bring-Down Letter") of such accountants, addressed to the Initial Purchasers and dated such Closing Date (i) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letter and (ii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

         (l) The Initial Purchasers shall have received a certificate from the Company, dated the Closing Date, signed by its Chairman of the Board, President or a Vice President and its Chief Financial Officer stating that the representations and warranties of the Company in Section 1 are true and correct as of such Closing Date; the Company has complied with all of its agreements contained herein to be complied with on or prior to the Closing Date; and all the conditions on the part of the Company to be performed or satisfied under this Agreement have been satisfied.

         (m) The Initial Purchasers shall have received a certificate from each Guarantor, dated the Closing Date, signed by an executive officer of each Guarantor stating that the representations and warranties of such Guarantor in
Section 1 are true and correct as of such Closing Date; such Guarantor has complied with all of its agreements contained herein to be complied with on or prior to the Closing Date; and all the conditions on the part of such Guarantor to be performed or satisfied under this Agreement have been satisfied.

         (n) (i) None of Parent nor any Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of Parent or any Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of Parent and any Subsidiary, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes and the Guarantees being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Documents.

         (o) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded any of Parent's or the Company's securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) such organization shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Parent's or the Company's securities.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         6. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If the Company and the Guarantors shall fail to tender the Notes and the Guarantees for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of any of the Company and the Guarantors to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company and the Guarantors is not fulfilled, the Company and the Guarantors will reimburse the Initial

Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Initial Purchasers, the Company and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

         7. OFFER, SALE AND RESALE PROCEDURES. Each of the Initial Purchasers, the Company and the Guarantors hereby establishes and agrees to observe the following procedures in connection with the offer and sale of the Notes and the
Guarantees:

         (a) Offers and sales of the Notes and the Guarantees will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities
Act) or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Notes and the Guarantees may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Section 7(d) hereof.

         (b) The Notes and the Guarantees will be offered by approaching prospective Eligible Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Notes and the Guarantees.

         (c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend:

          "THE NOTES AND THE GUARANTEES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE, THE GUARANTEES, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
     (B) IT IS NOT A U.S. PERSON AND IT IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
     (2) AGREES THAT IT WILL NOT, PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER

     THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND THE GUARANTEES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THE COMPANY, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE, AS THE CASE MAY BE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

         (d) With respect to Notes and Guarantees sold in reliance on Regulation S, each Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Notes and the Guarantees in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Guarantees pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day distribution compliance period, it will not cause any advertisement with respect to the Notes and the Guarantees (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Notes and the Guarantees, except such advertisements as are permitted by and include the statements required by Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes and Guarantees by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the distribution compliance period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  "The Notes and the Guarantees covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Notes and the Guarantees were first offered to persons other than "distributors" (as defined in Regulation
         S) in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes and the Guarantees covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

         (e) Following the sale of the Notes and the Guarantees by the Initial Purchasers to Eligible Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company or the Guarantors for any losses, damages or liabilities suffered or incurred by the Company or the Guarantors, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Note or Guarantee.

         8. INDEMNIFICATION AND CONTRIBUTION.

         (a) Each of the Company and the Guarantors agrees jointly and severally, to indemnify and hold harmless each Initial Purchaser, its officers, employees and affiliates, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes and the Guarantees), to which that Initial Purchaser, officer, employee, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Offering Documents or in any amendment or supplement thereto, any material fact necessary to make the statements therein in light of the circumstances in which they were made not misleading and shall reimburse each Initial Purchaser and each such officer, employee, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Documents or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company or the Guarantors through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein which information consists solely of the information specified in Section 8(e); provided, further, that with respect to any such untrue statement or omission made in the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Initial Purchasers from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes and the Guarantees concerned if, to the extent that such sale was an initial sale by the Initial Purchasers and any such loss, claim, damage or liability of the Initial Purchasers is a result of the fact that both
(A) a copy of the Offering Memorandum was not sent or given to such person at or prior to written confirmation of the sale of such Notes and Guarantees to such person and (B) the untrue statement or omission in the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless such failure to deliver the Offering Memorandum was a result of noncompliance by the Company or the Guarantors with Section 3(c) hereof. The foregoing indemnity agreement is in addition to any liability which the Company and the Guarantors may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser.

         (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company and the Guarantors, their officers, employees and affiliates, each of their directors, and each person, if any, who controls the Company and the Guarantors within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Guarantors, or any such director, officer, employee, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Offering Documents or in any amendment or supplement thereto, any material fact necessary to make the statements therein in light of the circumstances in which they were made not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company or the Guarantors through the Representative by or on behalf of that Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e), and shall reimburse the Company and the Guarantors and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, the Guarantor or any such director, officer, employee, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company, the Guarantors or any such director, officer, employee or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel has been specifically authorized by the indemnifying party in writing, or (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by (x) Morgan Stanley & Co. Incorporated if the indemnified parties under this Section 8 consist of the Initial Purchasers or any of their respective officers, employees or controlling Persons or (y) by the Company or the Guarantors, if the indemnified parties under this Section 8 consist of any of the Company, the Guarantors, or any of their respective directors, officers, employees or controlling Persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the Offering or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and/or the Guarantors, on the one hand, and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and/or the Guarantors on the one hand and the Initial Purchasers on the other with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company, on the one hand, and the total purchase discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the Offering, in each case as set forth in the Offering Memorandum. The relative fault of the Company and/or the Guarantors on the one hand and the Initial Purchasers on the other with respect to such Offering shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 8(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it was resold to Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or at equity.

         (e) The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge that the names of the Initial Purchasers as they appear on the cover page of the Offering Memorandum, the ninth sentence under the heading "Risk Factor - If an active trading market does not develop for these notes, you may not be able to resell them," the fifth paragraph of text and the second sentence of the sixth paragraph of text under the caption "Private Placement" in the Offering Memorandum constitute the only information concerning the Initial Purchasers furnished in writing to the Company and the Guarantors by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

         9. TERMINATION. The obligations of the Initial Purchasers hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Notes if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company or Parent shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes and the Guarantees on the terms and in the manner contemplated in the Offering Memorandum.

         10. NOTICES, ETC. ALL STATEMENTS, REQUESTS, NOTICES AND AGREEMENTS HEREUNDER SHALL BE IN WRITING, AND:

         (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to:

                  (i) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Global Capital Markets Syndicate Desk (Fax: 212-761-0538), with a copy, in the case of any notice pursuant to
         Section 8(d), to Director of Litigation, Law Division, Morgan Stanley & Co. Incorporated, 1221 Avenue of the Americas, New York, New York 10020;

                  (ii) with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Andrew Schleider, Esq. (Fax: 212-848-7179); and

         (b) if to the Company and the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to:

                  (i) the address of the Company set forth in the Offering Memorandum, Attention: Bruce R. Knooihuizen, Executive Vice President and Chief Financial Officer/Ronald L. Ripley, Vice President and Senior Corporate Counsel (Fax: 405-529-8515);

                  (ii) with a copy to Mayer, Brown, Rowe & Maw LLP, LaSalle Street, Chicago, Illinois 60603, Attention: Paul W. Theiss, Esq. (Fax:
         312-706-8218)

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(b) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Morgan Stanley & Co. Incorporated, which address will be supplied to any other party hereto by Morgan Stanley & Co. Incorporated upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Guarantors shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Morgan Stanley & Co. Incorporated.

         11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, or any Guarantor and any person controlling the Company or any Guarantor, within the meaning of Section 15 of the Securities Act; provided, however, that, subsequent to the date hereof and prior to the Closing Date, Morgan Stanley & Co. Incorporated may assign, on a pro rata basis, up to an aggregate of 10% of the aggregate principal amount of Notes purchased hereunder; and provided further, that to the extent of any such assignment pursuant to this Section 11, any such assignee pursuant to this Section 11 shall be deemed to have assumed the obligations of an Initial Purchaser hereunder, shall be entitled to the benefits of the representations, warranties, indemnities and agreements of the Company and the Guarantors set forth herein. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         12. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         13. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY". For purposes of this Agreement, (a) "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "Subsidiary" has the meaning set forth in Rule 405 of the rules and regulations of the Commission under the Securities Act.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         15. COUNTERPARTS. This Agreement may be executed in two or more counterparts and, if executed in two or more counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         16. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers under this Purchase Agreement, please indicate your acceptance in the space provided for that purpose below.

                                               Very truly yours,


                                               DOBSON CELLULAR SYSTEMS


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:



                                               DOBSON COMMUNICATIONS CORPORATION


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               DOBSON OPERATING CO., LLC


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               DOC LEASE CO., LLC


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

Accepted:

MORGAN STANLEY & CO. INCORPORATED


By:
   ------------------------------------
   Name:
   Authorized Representative

For itself and as Representative of the
several Initial Purchasers named in
Schedule I hereto

                                   SCHEDULE I


               INITIAL PURCHASER                      PRINCIPAL AMOUNT OF NOTES
               -----------------                      -------------------------

2011 FLOATING RATE NOTES

Morgan Stanley & Co. Incorporated                           $131,250,000
Lehman Brothers Inc.                                          81,250,000
Bear, Stearns & Co. Inc.                                      37,500,000
                  Total                                     $250,000,000
                                                            ============

2011 FIXED RATE NOTES

Morgan Stanley & Co. Incorporated                           $131,250,000
Lehman Brothers Inc.                                          81,250,000
Bear, Stearns & Co. Inc.                                      37,500,000
                  Total                                     $250,000,000
                                                            ============

2012 NOTES

Morgan Stanley & Co. Incorporated                           $170,625,000
Lehman Brothers Inc.                                         105,625,000
Bear, Stearns & Co. Inc.                                      48,750,000
                  Total                                     $325,000,000
                                                            ============

                                   SCHEDULE II

                              Subsidiary Guarantors



Dobson Operating Co., L.L.C.

DOC Lease Co., LLC

                                                                       EXHIBIT A



                      Form of Registration Rights Agreement